UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: February 27, 2018
(Date of earliest event reported)

Halyard Health, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5405 Windward Parkway Suite 100 South Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (678) 425-9273

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
The Company announced its results of operations for the three months and year ended December 31, 2017 in a press release dated February 27, 2017, that is attached and incorporated herein by reference as Exhibit 99.1.
The information, including the exhibit attached hereto in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 27, 2018, the Company announced that, effective as of March 12, 2018, John Tushar has been appointed as President - Global Franchises of the Corporation.
Mr. Tushar, age 56, has more than 25 years of medical device experience with increasing responsibilities spanning sales, sales management, global marketing, mergers & acquisitions, corporate strategy, portfolio management, and executive leadership. Prior to joining the Corporation, from December 2013 until January 2018, Mr. Tushar served as President and General Manager of Teleflex Medical, Inc.’s Surgical Division. Previously, Mr. Tushar held positions of responsibility at Abbott Laboratories and at Johnson & Johnson’s Ethicon Endo-Surgery and Ethicon, Inc. business units.
Mr. Tushar was not selected pursuant to any arrangement or understanding between him and any other person, and he has no family relationships with any of the Company’s directors or executive officers. There have been no related-person transactions between the Company and Mr. Tushar reportable under Item 404(a) of Regulation S-K.
In connection with Mr. Tushar’s appointment as President - Global Franchises, the Compensation Committee of the Board has approved a compensation package for him, which is attached to this Form 8-K as Exhibit 10.1. Among other things, it provides that he will have a starting salary of $380,000 per year, be entitled to participate in our Management Achievement Award Plan with a bonus incentive target of 60% of his base pay earned during the year, and will be eligible for annual long-term incentive grants under our Equity Participation Plan (“EPP”). For 2018, Mr. Tushar’s target award value under the EPP is $350,000, which is comprised of stock options (valued at $140,000) and performance-based restricted share units (valued at $210,000). Mr. Tushar will also be granted a one-time sign-on cash award of $100,000, payable within 60 days of his start date, and a one-time sign-on time-based restricted share unit award of $175,000, which units will vest over three years, with one-third vesting annually each year. Further details about Mr. Tushar’s compensation package, including his eligibility to participate in our Executive Level Relocation Program, Severance Plan, and Executive Severance Plan, can be found in Exhibit 10.1, and the description above is qualified in its entirety by reference to the terms of the compensation package set forth on Exhibit 10.1. Details about our compensation plans can be found in our 2018 proxy statement.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Offer Letter dated February 7, 2018
99.1	Press release issued by Halyard Health, Inc. on February 27, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALYARD HEALTH, INC.

Date:	February 27, 2018	By:	/s/ S. Ross Mansbach
S. Ross Mansbach Vice President, Deputy General Counsel and Corporate Secretary